UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2019

Turning Point Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38871	46-3826166
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10628 Science Center Drive, Ste. 225 San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 926-5251

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the initial public offering of shares of common stock (the “IPO”) of Turning Point Therapeutics, Inc. (the “Company”) on April 22, 2019, as described below, Yishan Li, Ph.D., M.B.A., resigned from his role as a member of the Board. The resignation of Dr. Li was not a result of any disagreement with the Company. In addition, Dr. Li has resigned in his capacity as an employee of the Company effective May 31, 2019.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Certificate of Incorporation

On April 22, 2019, the Company filed an Amended and Restated Certificate of Incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware, in connection with the closing of the IPO. The Board and stockholders previously approved the Restated Certificate to be effective as of immediately prior to the closing of the IPO.

Amendment and Restatement of Bylaws

Effective as of April 22, 2019, the Company adopted Amended and Restated Bylaws (the “Restated Bylaws”) in connection with the closing of the IPO. The Board and stockholders previously approved the Restated Bylaws to be effective upon the closing of the IPO.

The foregoing descriptions of the Restated Certificate and Restated Bylaws are qualified in their entirety by reference to the full text of the Restated Certificate and Restated Bylaws, which are filed as Exhibits 3.1 and 3.2 hereto, and are incorporated herein by reference.

Item 8.01.	Other Events.

On April 22, 2019, the Company issued a press release announcing the closing of its IPO of 10,637,500 shares of its common stock, including 1,387,500 shares issued and sold pursuant to the exercise in full by the underwriters of their option to purchase additional shares of common stock, at a price to the public of $18.00 per share. The gross proceeds to the Company were approximately $191.5 million, before deducting underwriting discounts and commissions and offering expenses.

A copy of the Company’s press release announcing the closing of the IPO is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant.

3.2	Amended and Restated Bylaws of the Registrant.

99.1	Press Release, dated April 22, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNING POINT THERAPEUTICS, INC.

By:	/s/ Athena Countouriotis
Athena Countouriotis, M.D. President and Chief Executive Officer

Dated: April 22, 2019